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                                                                               .

                                                                    Exhibit 12.1

                                NRG ENERGY, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                       For the Period  For the Period                For the Nine
                             For the Year  For the Year  For the Year    January 1,      December 6,   For the Year     Months
                                Ended         Ended         Ended       2003 Through    2003 Through     Ended           Ended
                             December 31,  December 31,  December 31,   December 5,     December 31,   December 31,  September 30,
                             ------------  ------------  ------------  --------------  --------------  ------------  -------------
                                 2000          2001          2002           2003            2003           2004           2005
                             ------------  ------------  ------------  --------------  --------------  ------------  -------------
EARNINGS:
Income/(loss) before taxes
  from continuing operations   $ 251,034     $ 250,723   $ (2,955,319)   $2,987,007      $ 10,744        $ 224,508     $  28,192
Minority interest in
  earnings                           840                                                      134               16            36
LESS:
Undistributed equity in
  earnings of
  unconsolidated affiliates      (43,258)     (119,002)       (22,252)      (41,472)        2,229           (1,062)        1,100
Capitalized interest              (2,667)      (27,175)       (45,896)          (16)           (2)            (113)            -
ADD:
Fixed charges                    253,110       394,616        502,474       333,868        19,137          269,898       153,048
                               ---------     ---------   ------------    ----------      --------        ---------     ---------
     TOTAL EARNINGS:           $ 459,059     $ 499,162   $ (2,520,993)   $3,279,387      $ 32,242        $ 493,247     $ 182,376
                               =========     =========   ============    ==========      ========        =========     =========

FIXED CHARGES:
Interest expense               $ 241,999     $ 353,443   $    423,815    $  312,249      $ 16,660        $ 238,486     $ 142,947
Interest capitalized               2,667        27,175         45,896            16             2              113             -
Amortization of debt
  issuance costs                   7,678        10,668         28,367        17,640           517            9,432         4,286
Amortization of debt

  discount/(premiums)                  -             -              -             -         1,725           18,227         3,365
Approximation of interest
  in rental expense                  766         3,330          4,396         3,963           233            3,640         2,450
                               ---------     ---------   ------------    ----------      --------        ---------     ---------
     TOTAL FIXED CHARGES:      $ 253,110     $ 394,616   $    502,474     $ 333,868      $ 19,137        $ 269,898     $ 153,048
                               =========     =========   ============    ==========      ========        =========     =========

     RATIO OF EARNINGS TO
     FIXED CHARGES                  1.81          1.26          (5.02)         9.82          1.68             1.83          1.19
                               =========     =========   ============    ==========      ========        =========     =========

(EARNINGS DID NOT COVER
FIXED CHARGES)                 $       -     $       -   $ (3,023,467)   $        -      $      -        $       -     $       -


                                                                    Exhibit 12.1

                                NRG ENERGY, INC.
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                      For the Year For the Year For the Year
                                                                         Ended         Ended       Ended
                                                                      December 31, December 31, December 31,
                                                                      ------------ ------------ ------------
                                                                          2000         2001         2002
                                                                      ------------ ------------ ------------
EARNINGS:
Income/(loss) before taxes from continuing operations                  $ 251,034    $ 250,723   $ (2,955,319)
Minority interest in earnings                                                840
LESS:
 Undistributed equity in earnings of unconsolidated affiliates           (43,258)    (119,002)       (22,252)
 Capitalized interest                                                     (2,667)     (27,175)       (45,896)
 Preference dividends - tax effected                                           -            -              -
ADD:
 Fixed charges                                                           253,110      394,616        502,474
                                                                       ---------    ---------   ------------
  TOTAL EARNINGS:                                                      $ 459,059    $ 499,162   $ (2,520,993)
                                                                       =========    =========   ============

FIXED CHARGES:
Interest expense                                                       $ 241,999    $ 353,443   $    423,815
Interest capitalized                                                       2,667       27,175         45,896
Amortization of debt issuance costs                                        7,678       10,668         28,367
Amortization of debt discount/(premiums)                                       -            -              -
Approximation of interest in rental expense                                  766        3,330          4,396
Tax effected preference dividends                                              -            -              -
                                                                       ---------    ---------   ------------
  TOTAL FIXED CHARGES:                                                 $ 253,110    $ 394,616   $    502,474
                                                                       =========    =========   ============

  RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
  DIVIDENDS                                                                 1.81         1.26          (5.02)
                                                                       =========    =========   ============

(EARNINGS DID NOT COVER FIXED CHARGES)                                 $       -    $       -   $ (3,023,467)


                                                                      For the Period For the Period
                                                                         January 1,    December 6,  For the Year
                                                                       2003 Through   2003 Through     Ended
                                                                        December 5,    December 31, December 31,
                                                                      -------------- -------------- ------------
                                                                           2003           2003          2004
                                                                      -------------- -------------- ------------
EARNINGS:
Income/(loss) before taxes from continuing operations                  $ 2,987,007      $ 10,744     $ 224,508
Minority interest in earnings                                                                134            16
LESS:
 Undistributed equity in earnings of unconsolidated affiliates             (41,472)        2,229        (1,062)
 Capitalized interest                                                          (16)           (2)         (113)
 Preference dividends - tax effected                                             -             -          (915)
ADD:
 Fixed charges                                                             333,868        19,137       270,813
                                                                       -----------      --------     ---------
  TOTAL EARNINGS:                                                      $ 3,279,387      $ 32,242     $ 493,247
                                                                       ===========      ========     =========

FIXED CHARGES:
Interest expense                                                       $   312,249      $ 16,660     $ 238,486
Interest capitalized                                                            16             2           113
Amortization of debt issuance costs                                         17,640           517         9,432
Amortization of debt discount/(premiums)                                         -         1,725        18,227
Approximation of interest in rental expense                                  3,963           233         3,640
Tax effected preference dividends                                                -             -           915
                                                                       -----------      --------     ---------
  TOTAL FIXED CHARGES:                                                 $   333,868      $ 19,137     $ 270,813
                                                                       ===========      ========     =========

  RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
  DIVIDENDS                                                                   9.82          1.68          1.82
                                                                       ===========      ========     =========

(EARNINGS DID NOT COVER FIXED CHARGES)                                 $         -      $      -     $       -

                                                                      For the Nine
                                                                         Months
                                                                         Ended
                                                                      September 30,
                                                                      -------------
                                                                          2005
                                                                      -------------
EARNINGS:
Income/(loss) before taxes from continuing operations                  $  28,192
Minority interest in earnings                                                 36
LESS:
 Undistributed equity in earnings of unconsolidated affiliates             1,100
 Capitalized interest                                                          -
 Preference dividends - tax effected                                    (23,098)
ADD:
 Fixed charges                                                          176,146
                                                                      ---------
  TOTAL EARNINGS:                                                     $ 182,376
                                                                      =========

FIXED CHARGES:
Interest expense                                                      $ 142,947
Interest capitalized                                                          -
Amortization of debt issuance costs                                       4,286
Amortization of debt discount/(premiums)                                  3,365
Approximation of interest in rental expense                               2,450
Tax effected preference dividends                                        23,098
                                                                      ---------
  TOTAL FIXED CHARGES:                                                $ 176,146
                                                                      =========

  RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
  DIVIDENDS                                                                1.04
                                                                      =========

(EARNINGS DID NOT COVER FIXED CHARGES)                                $       -